Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-64499 of Crown Crafts, Inc. and subsidiaries on Form S-8 of our report dated June 4, 2004, appearing in this Annual Report on Form 10-K of Crown Crafts, Inc. and subsidiaries for the year ended March 28, 2004.

New Orleans, Louisiana

June 14 2004